EXHIBIT 23.2


                       INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Dollar Tree Stores, Inc.:

We consent to the use of our report incorporated herein by reference and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.



/s/ KPMG PEAT MARWICK LLP

Norfolk Virginia
June 6, 1996